UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Indenture and Convertible Notes

On April 17, 2007, The TriZetto Group, Inc. (the “Company”) issued $230 million of 1.125% Convertible Senior Notes due April 15, 2012 (the “Notes”) (including $30 million of Notes issued pursuant to the exercise of an option granted to Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and UBS Investment Bank, as the initial purchasers (the “Initial Purchasers”), to purchase additional notes solely to cover over-allotments, which was exercised in full on April 11, 2007). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The net proceeds of the offering, after giving effect to the exercise in full of the over-allotments by the Initial Purchasers and after deducting the Initial Purchasers’ discount and commission and the estimated offering fees and expenses payable by the Company, are expected to be approximately $222.6 million. The aggregate offering price of the Notes was $230 million, and the aggregate discount and commission to the Initial Purchasers was $6.9 million.

The Notes were issued pursuant to an Indenture, dated as of April 17, 2007, between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The description of the terms of the Indenture and the Notes in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The Notes bear interest at a rate of 1.125% per year, commencing April 17, 2007. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2007. The Notes mature on April 15, 2012, unless earlier converted or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Notes are convertible into cash and shares of the Company’s common stock, if any, prior to the close of business on January 15, 2012, under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2007, if the closing sale price of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 130% of the conversion price of the Notes in effect on that last trading day; (2) during the five consecutive business day period following any five consecutive trading day period (the “Note Measurement Period”) in which the average trading price per $1,000 principal amount of Notes was equal to or less than 97% of the average conversion value of the Notes during the Note Measurement Period; or (3) if the Company makes specific significant distributions to holders of the Company’s common stock, the Company enters into specified corporate transactions (including, in certain circumstances, a change in control), or the Company’s common stock ceases to be approved for listing on The NASDAQ Global Select Market (“NASDAQ”) and is not listed for trading on another U.S. national or regional securities exchange. The Notes are convertible after January 15, 2012 irrespective of the satisfaction of any of the foregoing conditions. The initial conversion rate will be 45.5114 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $21.97 per share of the Company’s common stock. The Notes provide for “net share settlement” of any conversions, meaning that, the Company may make an irrevocable election to pay the noteholder an amount in cash equal to the lesser of the conversion value or the par value of the Notes and will settle any excess of the conversion value above the par value of the Notes in the Company’s common stock.

Holders of the Notes who convert their Notes in connection with a qualifying change in control, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, following the occurrence of a fundamental change as defined in the Indenture holders may require that the Company repurchase some or all of the Notes for cash at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any.

The Notes are the Company’s senior unsecured obligations and rank equal in right of payment with all of the Company’s other senior unsecured debt and senior to all of the Company’s future subordinated debt. The Notes are effectively subordinated to all existing and future secured indebtedness to the extent of the security therefor and to all existing and future liabilities of the Company’s subsidiaries, including trade payables.

Registration Rights Agreement

Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated April 17, 2007, between the Company and the Initial Purchasers (the “Registration Rights Agreement”). The Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by this reference. The description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Under the Registration Rights Agreement, the Company has agreed to file, within 120 days after April 17, 2007, a shelf registration statement and thereafter, to use its best efforts to cause the shelf registration statement to become effective under the Securities Act no later than 180 days after April 17, 2007. The Company is also obligated to keep the shelf registration statement effective as specified in the Registration Rights Agreement. If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the Notes at a rate per annum equal to 0.25% for the 90-day period beginning on, and including, the date of failure to satisfy such obligations, and thereafter at a rate per annum equal to 0.50% of the aggregate principal amount of the applicable Notes. No additional interest will be payable, however, in connection with a registration default relating to a failure to register any common stock delivered upon a conversion of the Notes.

Convertible Note Hedge and Warrant Transactions

In connection with the sale of the Notes, on April 11, 2007, the Company entered into privately-negotiated convertible note hedge transactions with respect to the Company’s common stock (the “Purchased Call Options”) with affiliates of the initial purchasers (the

“Counterparties”). The Purchased Call Options together cover, subject to customary anti-dilution adjustments substantially identical to those in the Indenture, 10,467,622 shares of the Company’s common stock at a strike price of approximately $21.9725 per share. The Company paid approximately $59.0 million for the Purchased Call Options. The Purchased Call Options will expire upon the maturity of the Notes.

Separately and concurrently with entering into the Purchased Call Option transactions, on April 11, 2007, the Company also entered into warrant transactions with the Counterparties with respect to the Company’s common stock, whereby the Company sold to the Counterparties warrants to acquire, subject to customary anti-dilution adjustments, 10,467,622 shares of the Company’s common stock in the aggregate (the “Sold Warrants”) at a strike price of $31.7900 per share. The Sold Warrants will expire in ratable portions on a series of expiration dates commencing after the maturity of the Notes. The Company received approximately $25.7 million from the sale of the Sold Warrants. The Sold Warrants were issued to the Counterparties pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act.

In connection with the Purchased Call Option and the Sold Warrants, on April 11, 2007, the Company and the Counterparties entered into certain confirmation letters (collectively, the “Confirmations”). The Confirmations are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, and the description of the terms of the Confirmations in this Item 1.01 is qualified in its entirety by reference to such exhibits.

The Purchased Call Options are exercisable on the same dates as any date of conversion of the Notes. The Purchased Call Options provide for exercise in shares and/or cash, depending on the conversion method elected by the Company under the terms of the Notes, and provide that the relevant Counterparty will owe the Company shares of the Company’s common stock or cash in each case in an amount based on the excess of the then current market price of the Company’s common stock over the strike price of the Purchased Call Option, which corresponds to the initial conversion price of the Notes and is similarly subject to certain customary adjustments. The Sold Warrants provide for net share settlement upon exercise, such that the Company will owe the Counterparties net shares of the Company’s common stock in amounts based on the excess of the then current market price of its common stock over the strike price of the Sold Warrants.

The Purchased Call Options and Sold Warrants are separate transactions, entered into by the Company with the relevant Counterparties, are not part of the terms of the Notes, and will not affect the holders’ rights under the Notes. The Purchased Call Options are expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes in the event that the market value per share of the Company’s common stock, as measured under the Purchased Call Options, at the time of exercise is greater than the strike price of the Purchased Call Options. If, however, the volume-weighted average price per share of the Company’s common stock exceeds the strike price of the Sold Warrants when the Sold Warrants are exercised, the Company will be required to issue shares of the Company’s common stock to the relevant Counterparties, and those issuances will have a dilutive effect on the Company’s earnings per share.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by this reference.

Item 9.01.	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated April 17, 2007, between The TriZetto Group, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 1.125% Convertible Senior Note due April 15, 2012).

4.2	Registration Rights Agreement, dated April 17, 2007, between The TriZetto Group, Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Investment Bank, as the initial purchasers.

10.1	Confirmation, dated April 11, 2007, between Deutsche Bank AG, London Branch and The TriZetto Group, Inc.

10.2	Confirmation, dated April 11, 2007, between Deutsche Bank AG, London Branch and The TriZetto Group, Inc.

10.3	Confirmation, dated April 11, 2007, between Goldman, Sachs & Co. and The TriZetto Group, Inc.

10.4	Confirmation, dated April 11, 2007, between Goldman, Sachs & Co. and The TriZetto Group, Inc.

10.5	Confirmation, dated April 11, 2007, between UBS AG, London Branch and The TriZetto Group, Inc.

10.6	Confirmation, dated April 11, 2007, between UBS AG, London Branch and The TriZetto Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: April 17, 2007	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary